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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2026
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Analog Devices, Inc.
(Exact name of Registrant as Specified in its Charter)
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Massachusetts	1-7819	04-2348234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Analog Way
Wilmington,	MA	01887
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (781) 935-5565

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.16 2/3 par value per share	ADI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Susie Wee Retirement

On January 20, 2026, Susie Wee informed the Board of Directors (the “Board”) of Analog Devices, Inc. (the “Company”) that she had decided to retire from the Board and not to stand for re-election at the Company’s 2026 annual meeting of shareholders (the “2026 Annual Meeting”) to be held on March 11, 2026. Dr. Wee’s decision not to stand for re-election did not involve any disagreement on any matter relating to the Company’s operations, policies or practices. Dr. Wee will continue to serve as a director and a member of the Nominating and Corporate Governance Committee until the 2026 Annual Meeting.

Yoky Matsuoka Appointment

On January 20, 2026, the Board increased the size of the Board to eleven members and appointed Yoky Matsuoka as an independent director, effective as of the same day, for a term continuing to the 2026 Annual Meeting, when all directors will be subject to election by shareholders. In addition, on January 20, 2026, the Board appointed Dr. Matsuoka as a member of the Corporate Development Committee, effective as of the same day.

In accordance with the Company’s current non-employee director compensation program, Dr. Matsuoka is entitled to receive annual cash retainers of $100,000 for service on the Board and $15,000 for service as a member of the Corporate Development Committee. The annual retainers are paid in quarterly installments on the 15th day of December, March, June and September of each fiscal year, and Dr. Matsuoka’s retainers will be prorated from the date of her appointment to the Board. Pursuant to the compensation program, Dr. Matsuoka is also entitled to a restricted stock unit (“RSU”) award under the Company’s 2020 Equity Incentive Plan with an aggregate fair market value of $235,000. The RSU award is scheduled to vest on the earlier of the date of the 2026 Annual Meeting or March 12, 2026 and will be prorated from the date of Dr. Matsuoka’s appointment. Dr. Matsuoka will be eligible to participate in the Analog Devices, Inc. Amended and Restated Deferred Compensation Plan included as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended November 1, 2025.

In connection with her appointment to the Board, the Company will enter into an indemnification agreement with Dr. Matsuoka in substantially the same form included as Exhibit 10.44 to the Company’s Annual Report on Form 10-K for the fiscal year ended November 1, 2025.

There are no arrangements or understandings between Dr. Matsuoka and any other person pursuant to which she was elected as a director. There are no transactions in which Dr. Matsuoka has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On January 23, 2026, the Company issued a press release announcing Dr. Matsuoka’s appointment. A copy of the press release is furnished hereto as Exhibit 99.1 to this Form 8-K and incorporated herein by reference. The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.     Financial Statements and Exhibits
(d)  Exhibits

Exhibit No.	Description

99.1	Press release dated January 23, 2026.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 23, 2026	ANALOG DEVICES, INC.
		By:	/s/ Janene I. Asgeirsson
Janene I. Asgeirsson
Senior Vice President, Chief Legal Officer and Corporate Secretary